EXHIBIT 23.1



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                                                                    Exhibit 23.1







                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Videonics, Inc. on Form S-8 (File Nos. 333-06665 and 333-21003) of our report dated March 26, 1999, on our audit of the consolidated financial statements of Videonics, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is incorporated by reference in this report on Form 10-K, and our report dated March 26, 1999, on our audit of the financial statement schedule, which report is included in this Form 10-K.



                                                      PricewaterhouseCoopers LLP



San Jose, California
March 30, 1999